International Growth and Income Fund
December 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$36,415
Class B	$-
Class C	$912
Class T*	$-
Class F-1	$2,384
Class F-2	$22,239
Class F-3	$19,082
Total	$81,032
Class 529-A	$1,050
Class 529-B	$-
Class 529-C	$98
Class 529-E	$32
Class 529-T*	$-
Class 529-F-1	$139
Class R-1	$16
Class R-2	$208
Class R-2E	$14
Class R-3	$421
Class R-4	$656
Class R-5	$290
Class R-5E	$2
Class R-6	$25,202
Total	$28,128
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.2500
Class B	$-
Class C	$0.1175
Class T	$0.2868
Class F-1	$0.2422
Class F-2	$0.2887
Class F-3	$0.3071
Class 529-A	$0.2437
Class 529-B	$-
Class 529-C	$0.1014
Class 529-E	$0.2064
Class 529-T	$0.2788
Class 529-F-1	$0.2798
Class R-1	$0.1221
Class R-2	$0.1242
Class R-2E	$0.1800
Class R-3	$0.1966
Class R-4	$0.2483
Class R-5E	$0.2783
Class R-5	$0.2998
Class R-6	$0.3086
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	146,415
Class B	-
Class C	7,710
Class T*	-
Class F-1	9,546
Class F-2	76,445
Class F-3	64,879
Total	304,995
Class 529-A	4,430
Class 529-B	-
Class 529-C	900
Class 529-E	158
Class 529-T*	-
Class 529-F-1	511
Class R-1	115
Class R-2	1,722
Class R-2E	85
Class R-3	2,034
Class R-4	2,585
Class R-5	989
Class R-5E	8
Class R-6	85,917
Total	99,454
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$34.98
Class B	$-
Class C	$34.89
Class T	$34.98
Class F-1	$35.01
Class F-2	$34.99
Class F-3	$34.97
Class 529-A	$34.94
Class 529-B	$-
Class 529-C	$34.76
Class 529-E	$34.93
Class 529-T	$34.98
Class 529-F-1	$34.98
Class R-1	$34.89
Class R-2	$34.80
Class R-2E	$34.84
Class R-3	$34.91
Class R-4	$34.96
Class R-5E	$34.95
Class R-5	$35.16
Class R-6	$34.98
*Amount less than one thousand